OPTION AGREEMENT

THIS AGREEMENT made the 15th day of May, 2007.

BETWEEN:

PARK PLACE ENERGY INC., of 1220 – 666 Burrard Street, V
ancouver, British Columbia, V6C 2X8

(herein called the “Company”)

OF THE FIRST PART

AND:

VALUE RELATIONS GmbH, of Gartenstraße 46, 60596 Frankfurt/Main, Germany

(herein called the “Optionee”)

OF THE SECOND PART

WHEREAS:

A.                     The Optionee is an investor relations consultant to the Company;

B.                      In connection with the services provided by Optionee to the Company, the Optionee is eligible to receive options in the Company, on the terms set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Optionee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.                      In this Agreement, the following terms shall have the following meanings:

(a)	“Expiry Date” means May 15, 2010;

(b)

“Notice of Exercise” means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;

(c)	“Option” means the irrevocable right and option to purchase, from time to time, all or any part of the Optioned Shares granted to the Optionee by the Company pursuant to paragraph 2 hereof;

(d)	“Optioned Shares” means the Shares subject to the Option;

(e)	“Shares” means the common shares in the capital stock of the Company.

2.                      The Company hereby grants to the Optionee as an incentive and in consideration of its services and not in lieu of salary or any other compensation, subject to the terms and conditions hereinafter set forth, the Option to purchase a total of 500,000 Optioned Shares, of which 250,000 Optioned Shares are at a price of CAD$0.25 per Optioned Share, and 250,000 Optioned Shares are at a price of CAD$0.35 per Optioned Share, exercisable by the Optionee in whole or in part at any time before 5:00 o’clock p.m., Vancouver time, on the Expiry Date.

3.                      The Option shall, at 5:00 o’clock p.m., Vancouver time, on the Expiry Date, forthwith expire and terminate and be of no further force or effect whatsoever.

4.                      Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or its authorized representative giving a Notice of Exercise together with payment (by cash or by certified cheque, made payable to the Company) in full of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

5.                      Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Optionee or its authorized personal representative within ten (10) days following receipt by the Company of the Notice of Exercise a certificate in the name of the Optionee or its authorized representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise and in respect of which the Company has received payment.

6.                      Nothing herein contained shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised its Option in the manner hereinbefore provided.

7.                      The number of Shares subject to the Option will be subject to adjustment in the events and in the manner following:

(a)

in the event of any subdivision, redivision or change of the Shares of the Company at any time prior to the Expiry Date into a greater number of Shares, the Company shall deliver at the time of any exercise thereafter of the option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of the Option had been made prior to the date of such subdivision, redivision or change and the exercise price of the Option shall be adjusted accordingly;

(b)

in the event of any consolidation or change of the Shares of the Company at any time prior to the Expiry Date into a lesser number of Shares, the number of Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option had been made prior to the date of such consolidation or change and the exercise price of the Option shall be adjusted accordingly;

(c)

in the event of any change of the Shares as constituted on the date hereof, at any time while the Option is in effect, the Company will thereafter deliver at the time of purchase of Optioned Shares hereunder the number of shares of the appropriate class resulting from the said change as the Optionee would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such change and the exercise price of the Option shall be adjusted accordingly;

(d)

in the event of a capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Company, a consolidation, merger or amalgamation of the Company with or into any other company or a sale of the property of the Company as or substantially as an entirety at any time while the Option is in effect, the Optionee will thereafter have the right to purchase and receive, in lieu of the Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Shares equal to the number of Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option would have received as a result thereof and the exercise price of the Option shall be adjusted accordingly. The subdivision or consolidation of Shares at any time outstanding (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this subparagraph;

(e)	an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this section are cumulative;

(f)

the Company will not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Share that would, except for the provisions of this subparagraph, be deliverable upon the exercise of the Option will be cancelled and not be deliverable by the Company; and

(g)

if any questions arise at any time with respect to the exercise price or number of Optioned Shares deliverable upon exercise of the Option in any of the events set out in this subparagraph, such questions will be conclusively determined by the Company’s auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia (or in the city of the Company’s principal executive office) that the Company may designate and who will be granted access to all appropriate records. Such determination will be binding upon the Company and the Optionee.

8.                      The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with paragraph 4 hereof.

9.                      Time shall be of the essence of this Agreement.

10.                    This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and its authorized representative.

11.                   This Agreement represents the sole grant of options in the Company to the Optionee and supersedes and replaces any prior agreements in this regard.

12.                   This Agreement shall not be transferable or assignable by the Optionee or its authorized representative and the Option may be exercised only by the Optionee or its authorized representative.

13.                   If at any time during the continuance of this Agreement, the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof.

14.                   In the event of an conflict between the terms and conditions contained herein and the consulting agreement dated May 15, 2007 between the Company and the Optionee, the terms of this Agreement shall govern.

15.                   Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

16.                    This Agreement may be executed in several parts in the same form and by facsimile and such parts or facsimiles as so executed shall together constitute one original agreement, and such parts or facsimile, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

PARK PLACE ENERGY INC.	VALUE RELATIONS GmbH

Per:	Per:

/s/ David Stadnyk	/s/ Christoph Brüning
David Stadnyk,	Christoph Brüning,
President and CEO	Managing Partner

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise the Option of PARK PLACE ENERGY INC. for the number of Shares (or other property or securities subject thereto) as set forth below:

(a)	Number of Shares to be Acquired:

(b)	Exercise Price per Share:	$

(c)	Aggregate Purchase Price [(a) multiplied by (b)]	$

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

DATED this ________day of _________________
.

VALUE RELATIONS GmbH

Per: _________________________________
        Authorized Signatory

Direction as to Registration

Name of Registered Holder:

Address of Registered Holder: